                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    --------
                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                Check if an Application to Determine Eligibility
                  of a Trustee Pursuant to Section 305(b)(2)__

             STATE STREET BANK AND TRUST COMPANY OF MISSOURI, N.A.
              (Exact name of trustee as specified in its charter)

            U.S. national bank                           43-1745664
     (Jurisdiction of incorporation or                (I.R.S. Employer
 organization if not a U.S. national bank)           Identification No.)

127 West 10th Street, Kansas City, Missouri                 64105
  (Address of principal executive offices)                (Zip Code)

                          Susan James, Vice President
             State Street Bank and Trust Company of Missouri, N.A.
                         211 North Broadway, Suite 3900
                           St. Louis, Missouri 63102

           (Name, address and telephone number of agent for service)

                                    --------

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
              (Exact name of obligor as specified in its charter)

             Delaware                                    75-2531304
 (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                     Identification No.)

                          777 Main Street, Suite 2100
                            Fort Worth, Texas 76102
              (Address of principal executive offices) (Zip Code)

                                    --------

                           6 5/8% Notes Due 2002 and
                             7 1/8% Notes Due 2007

                        (Title of indenture securities)

                                    GENERAL

ITEM 1.   General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervisory authority to which it is subject.

               Comptroller of the Currency of the United States, Washington,
               D.C.

Item 2.   Affiliations with Obligor.

          If the Obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee or of its parent, State Street Bank and Trust Company.

               (See note on page 2.)

Item 3. through Item 15. Not applicable.

Item 16.  List of Exhibits.

          List below all exhibits filed as part of this statement of eligibility.

          1. A copy of the articles of association of the trustee as now in effect.

               A copy of the articles of association of the Trustee, as now in effect, is attached hereto as Exhibit 1 and made a part hereof.

          2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

               A copy of the certificate of the Comptroller of the Currenty authorizing the trustee to commence the business of banking as a national banking association is attached hereto as Exhibit 2 and made a par hereof.

          3. A copy of the authorization of the trustee to exersise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

               A copy of the certificate of the Comptroller of the Currency dated September 15, 1995 authorizing the trustee to exercise corporate trust powers is attached hereto as Exhibit 3 and made a part hereof.

          4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

               A copy of the existing amended and restated by-laws of the trustee is attached hereto as Exhibit 4.

     5. A copy of each indenture referred to in Item 4. if the obligor is in default.

          Not applicable.

     6. The consents of United States institutional trustees required by Section 321(b) of the Act.

          The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                                     NOTES

     In answering any item of this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

     The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company of Missouri N.A., a national banking association existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Louis and the State of Missouri, on the 8th day of December, 1997.

                                   STATE STREET BANK AND TRUST COMPANY
                                   OF MISSOURI, N.A.



                                   By: /s/ ROBERT A. CLASQUIN
                                       -------------------------------
                                        Robert A. Clasquin
                                        Assistant Vice President

                                                                       EXHIBIT 1
                            ARTICLES OF ASSOCIATION

                                       OF

                STATE STREET BANK AND TRUST COMPANY OF MISSOURI,

                              NATIONAL ASSOCIATION

     For the purpose of organizing an Association to carry on the business of a limited purpose trust company under the laws of the United States, the undersigned do enter into the following Articles of Association:

     FIRST.    The title of this Association shall be State Street Bank and
Trust Company of Missouri, National Association.

     SECOND.   The Main Office of the Association shall be in the City of
Kansas City, County of Jackson, State of Missouri. The business of the Association will be limited to the operations of a national trust company and to support activities incidental thereto. The Association will not expand or alter its business beyond that stated in this Article Second without the prior approval of the Comptroller of the Currency.

     THIRD.    The Board of Directors of this Association shall consist of not less than five nor more than twenty-five shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each Director, during the full term of his or her directorship, shall own a minimum of $1,000 aggregate par value of stock of this Association or a minimum par, market value or equity interest of $1,000 of stock in the bank holding company controlling this Association.

     Any vacancy in the Board of Directors may be filled by action of the Board of Directors; provided, however, that a majority of the full Board of Directors may not increase the number of Directors to a number which: (1) exceeds by more than two the number of Directors last elected by shareholders where the number was 15 or less; and (2) exceeds by more than four the number of Directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

     Terms of Directors, including Directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which Directors are elected, unless the Directors resign or are removed from office. Despite the expiration of a Director's term, the Director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of Directors and his or her position is eliminated.

     FOURTH.   There shall be an annual meeting of the shareholders to elect
Directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place as the Board of Directors may designate, on the day of each year specified therefore in the By-laws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

     Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of this Association entitled to vote for election of Directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the president of this Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of Directors; provided, however, that if less than 21 days notice of the meeting is given to the shareholders, such nominations shall be mailed or delivered to the president of this Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: the name and address of each proposed nominee; the principal occupation of each proposed nominee; the total number of shares of capital stock of this Association that will be voted for each proposed nominee; the name and residence address of the notifying shareholder; and the number of shares of capital stock of this Association owned by the notifying shareholder. Nominations not made in accordance herewith may, in his or her discretion, be disregarded by the chairperson of the meeting, and upon his or her instructions, the vote tellers may disregard all votes cast for each such nominee.

     FIFTH.    The authorized amount of capital stock of this Association shall be 1,000,000 shares of common stock of the par value of one dollar ($1) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

     No holder of shares of the capital stock of any class of this Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of this Association, whether now or hereafter authorized, or to any obligations convertible into stock of this Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

     Transfers of the Association's capital stock are subject to the prior approval of a federal depository institution regulatory agency. If no other agency approval is required, the Comptroller of the Currency's approval shall be obtained prior to the transfers. In such cases where the Comptroller of the Currency approval is required, the Comptroller of the Currency will apply the definitions and standards set forth in the Change in Bank Control Act and the Comptroller of the Currency's implementing regulation (12 U.S.C. 1817(j) and 12 C.F.R. 5.50) to ownership changes in the Association.

     This Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

     SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairperson of the Board, unless the Board appoints another director to be the Chairperson. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association.

     The Board of Directors shall have the power to define the duties of the officers and employees of this Association; to fix the salaries to be paid to the officers and employees; to dismiss officers and employees; to require bonds from officers and employees and to fix the penalty thereof; to regulate the manner in which any increase of the capital of this Association shall be made; to manage and administer the business and affairs of this Association; to make all By-laws that it may be lawful for the Board of Directors to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

     SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of the City of Kansas City, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of this Association to any other location, without the approval of the shareholders.

     EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

     NINTH.   The Board of Directors of this Association, or any
shareholder owning, in the aggregate, not less than ten percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

     TENTH. This Association shall to the fullest extent legally permissible indemnify each person who is or was a director, officer, employee or other agent of this Association and each person who is or was serving at the request of this Association as a director, trustee, officer, employee or other agent of another organization or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements, reasonably incurred by him in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of his being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in any such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of this Association who shall not have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of such other organization shall be deemed so to have acted in good faith with respect to the National Trust Company) or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan. Expenses, including but not limited to counsel fees and disbursements, so incurred by any such person in defending any such action, suit or proceeding, shall be paid from time to time by this Association in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person indemnified to repay the amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized hereunder.

     As to any matter disposed of by settlement by any such person, pursuant to a consent decree or otherwise, no such indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of the National Trust Company, after notice that it involves such indemnification, (a) by a vote of a majority of the disinterested directors then in office (even though the disinterested directors be less than a quorum), or (b) by any disinterested person or persons to whom the question may be referred by vote of a majority of such disinterested directors, or (c) by vote of the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested person, or (d) by any disinterested person or persons to whom the question may be referred by vote of the holders of a majority of such stock. No such approval shall prevent the recovery from any such director, officer, employee, agent or trustee of any amounts paid to him or on his behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of this Association. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director, officer, employee, agent or trustee may be entitled or which may lawfully be granted to him. As used herein, the terms "director","officer", "employee", "agent" and "trustee" include their respective executors, administrators and other legal representatives, an "interested" person is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a "disinterested" person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened. By action of the board of directors, notwithstanding any interest of the directors in such action, this Association may purchase and maintain insurance, in such amounts as the board of directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer, employee or other agent of this Association, or is or was serving at the request of this Association as a director, trustee, officer, employee or other agent of another organization or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not this Association would have the power to indemnify him against such liability.

     Nothing contained in this Article Tenth shall be construed to (i) allow the indemnification of or insurance coverage for a director, trustee, officer, employee or agent of this Association against expenses, penalties or other payments incurred in an administrative action instituted by an appropriate bank regulatory agency which results in a final order assessing civil money penalties or requires the payments of money to the Association, or (ii) exceed the provisions of Massachusetts General Laws, chapter 156B, section 67, as in effect from time to time.

     ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

     TWELFTH. This Association may be a partner in any business or enterprise which this Association would have power to conduct by itself.

     IN WITNESS WHEREOF, we have hereunto set our hands this 27th day of April, 1995.


                                                          /s/ MARSHALL N. CARTER
                                                          ----------------------
                                                              Marshall N. Carter

                                                          /s/ DAVID A. SPINA
                                                          ----------------------
                                                              David A. Spina

                                                          /s/ A. EDWARD ALLINSON
                                                          ----------------------
                                                              A. Edward Allinson

                                                          /s/ RONALD E. LOGUE
                                                          ----------------------
                                                              Ronald E. Logue

                                                          /s/ JOHN R. TOWERS
                                                          ----------------------
                                                              John R. Towers

                                                                       EXHIBIT 2


             [COMPTROLLER OF THE CURRENCY TREASURY DEPARTMENT LOGO]

                                Washington, D.C.


     WHEREAS, satisfactory evidence has been presented to the Comptroller of the Currency that "STATE STREET BANK AND TRUST COMPANY OF MISSOURI, NATIONAL ASSOCIATION" located in KANSAS CITY State of MISSOURI has complied with all provisions of the statutes of the United States required to be complied with before being authorized to commence the business of banking as a National Banking Association;

     NOW, THEREFORE, I hereby certify that the above-named association is authorized to commence the business of banking as a National Banking Association.


                         IN TESTIMONY WHEREOF, witness my signature and seal of office this FIFTEENTH day of SEPTEMBER 1995.

                         /s/ DAVID A. BOMGAARS
                         -----------------------------------------
                         District Administrator
                         Comptroller of the Currency


                               Charter No. 22874

                                                                      EXHIBIT 3


[LOGO]

Comptroller of the Currency
Administrator of National Banks
Northeastern District
1114 Avenue of the Americas, Suite 3900
New York, New York 10036


                                  TRUST PERMIT

WHEREAS, STATE STREET BANK AND TRUST COMPANY OF MISSOURI, NATIONAL

ASSOCIATION, located in KANSAS CITY, state of MISSOURI, being a National

Banking Association, organized under the statutes of the United States,

has made application for authority to act as fiduciary;


AND WHEREAS, applicable provisions of the statutes of the United States authorize the grant of such authority;


NOW THEREFORE, I hereby certify that the said association is authorized to act in all fiduciary capacities permitted by such statutes.


IN TESTIMONY WHEREOF, witness my signature and seal of Office this 15TH day of

SEPTEMBER, 1995.


CHARTER NO. 22874


                                        /s/ DAVID A. BOMGAARS
                                        ---------------------------------
                                            David A. Bomgaars
                                            District Administrator


**OCC SEAL**

                                                                     EXHIBIT 4


               STATE STREET BANK AND TRUST COMPANY OF MISSOURI,
                              NATIONAL ASSOCIATION

                              AMENDED AND RESTATED
                                    BY-LAWS


                                   ARTICLE I

                            Meetings of Shareholders

     Section 1.1 Annual Meeting. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the Main Office of the National Trust Company, in the City of Kansas City, State of Missouri or such other places as the Board of Directors may designate, at 10 o'clock, on the fourth Wednesday of April of each year. Notice of such meeting shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at his/her address appearing on the books of the National Trust Company. If for any cause, an election of directors is not made on that day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

     Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any shareholder owning, in the aggregate, not less than 10 percent of the stock of the National Trust Company. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the National Trust Company a notice stating the purpose of the meeting.

     Section 1.3. Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the National Trust Company entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the National Trust Company, shall be made in writing and shall be delivered or mailed to the President of the National Trust Company and to the Comptroller of the Currency, Washington,
D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the National Trust Company and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

  (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the National Trust Company that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and
(e) the number of shares of capital stock of the National Trust Company owned by the notifying shareholder. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the Chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

       Section l.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this National Trust Company shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

       Section 1.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                                   ARTICLE II

                                   Directors

     Section 2.1. Board of Directors. The Board of Directors shall have the power to manage and administer the business and affairs of the National Trust Company. Except as expressly limited by law, all corporate powers of the National Trust Company shall be vested in and may be exercised by the Board of Directors.

     Section 2.2. Number. the Board of Directors shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof.

     Section 2.3. Organization Meeting. The Cashier, upon receiving the results of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the Main Office of the National Trust Company to organize the new Board and elect and appoint officers of the National Trust Company for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the Directors present may adjourn the meeting, from time to time, until a quorum is obtained.

     Section 2.4. Regular Meetings. Regular Meetings of the Board of Directors shall be held, without notice, at least once in each quarter on such days and at such hours as the Directors may from time to time determine. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate some other day. (Amended 1/1/97)

     Section 2.5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of the National Trust Company, or at the request of three or more directors. Each member of the Board of Directors shall be given notice stating the time and place, by telegram, letter, or in person, of each such special meeting.

     Section 2.6. Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

     Section 2.7. Vacancies. When any vacancy occurs among the directors, the remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose in conformance with
Section 2.2 of this Article.

     Section 2.8. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of the Directors. Such consents shall be treated for all purposes as a vote at a meeting.

     Section 2.9. Meeting by Telecommunications. Members of the Board of Directors or any committee elected thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other at the time and participation by such means shall constitute presence in person at the meeting.

                                  ARTICLE III

                            Committees of the Board

     Section 3.1. Investment Committee. There shall be an Investment Committee composed of not less than two Directors, appointed by the Board annually or more often. The Investment Committee shall have the power to insure adherence to Investment Policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments and to exercise, when the Board is not in session, all other powers of the Board regarding investment securities that may be lawfully delegated. The Investment Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

     Section 3.2. Examining Committee. There shall be an Examining Committee composed of not less than two directors, exclusive of any active officers, appointed by the Board annually or more often, whose duty it shall be to make an examination at least once during each calendar year into the affairs of the National Trust Company or cause suitable examinations to be made by auditors responsible only to the Board of Directors and to report the result of such examination in writing to the Board at the next regular meeting thereafter. Such report shall state whether the National Trust Company is in a sound condition, and whether adequate internal controls and procedures are being maintained shall recommend to the Board of Directors such changes in the manner of conducting the affairs of the National Trust Company as shall be deemed advisable. (Amended 8/5/97)

     Section 3.3. Other Committees. The Board of Directors may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine. However, a committee may not authorize distribution of assets or dividends; approve action required to be approved by shareholders; fill vacancies on the board of directors or any of its committees; amend articles of association; adopt, amend or repeal by-laws; or authorize or approve issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares.

                                   ARTICLE IV

                             Officers and Employees

     Section 4.1. Chairperson of the Board. The Board of Directors shall appoint one of its members to be Chairperson of the Board to serve at its pleasure. Such person shall preside at all meetings of the Board of Directors. The Chairperson of the Board shall supervise the carrying out of the policies adopted or approved by the Board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the Board of Directors.

     Section 4.2. President. The Board of Directors shall appoint one of its members to be President of the National Trust Company. In the absence of the Chairperson, the President shall preside at any meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulations, or practice, to the Office of President, or imposed by these Bylaws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the Board of Directors.

     Section 4.3. Vice President. The Board of Directors may appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned by the Board of Directors. One Vice President shall be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.

     Section 4.4. Secretary. The Board of Directors shall appoint a Secretary, Cashier, or other designated officer who shall be Secretary of the Board and of the National Trust Company, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Bylaws to be given; shall be custodian of the corporate seal, records, documents and papers of the National Trust Company; shall provide for the keeping of proper records of all transactions of the National Trust Company; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Office of Cashier, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time, by the Board of Directors.

     Section 4.5. Other Officers. The Board of Directors may appoint one or more Executive Vice Presidents, Senior Vice Presidents, Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Cashiers, one or more Managers and Assistant Managers of offices and such other officers and attorneys in fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the National Trust Company. Such officers shall respectively exercise such powers and perform such duties as pertain to the several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the Chairperson of the Board, or the President. The Board of Directors may authorize an officer to appoint one or more officers or assistant officers.

     Section 4.6. Tenure of Office. The President and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the Office of President shall be filled promptly by the Board of Directors.

     Section 4.7. Resignation. An officer may resign at any time by delivering notice to the National Trust Company. A resignation is effective when the notice is given unless the notice specifies a later effective date.

                                   ARTICLE V

                              Fiduciary Activities

     Section 5.1. Trust Department. There shall be a department of the National Trust Company known as the Trust Department that shall perform the fiduciary responsibilities of the National Trust Company.

     Section 5.2. Trust Officer. There shall be a Trust Officer of this National Trust Company whose duties shall be to manage, supervise and direct all the activities of the Trust Department. Such persons shall do or cause to be done all things necessary or proper in carrying on the business of the Trust Department according to provisions of law and applicable regulations; and shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. The Trust Officer shall be responsible for all assets and documents held by the National Trust Company in connection with fiduciary matters.

     The Board of Directors may appoint other trust officers of the Trust Department, as it may deem necessary, with such duties as may be assigned.

     Section 5.3. Trust Investment Committee. There shall be a Trust Investment Committee of this National Trust Company composed of not less than two members, who shall be capable and experienced officers or directors of the National Trust Company. All investments of funds held in a fiduciary capacity shall be made, retained or disposed of only with the approval of the Trust

Investment Committee, and the Committee shall keep minutes of all its meetings, showing the disposition of all matters considered and passed upon by it. The Committee shall, promptly after the acceptance of an account for which the National Trust Company has investment responsibilities, review the assets thereof, to determine the advisability of retaining or disposing of such assets. The Committee shall conduct a similar review at least once during each calendar year thereafter and within 15 months of the last such review. A report of all such reviews, together with the action taken as a result thereof, shall be noted in the minutes of the Committee.

     Section 5.4. Trust Audit Committee. The Board of Directors shall appoint a committee of not less than two directors, exclusive of any active officer of the National Trust Company, which shall, at least once during each calendar year make suitable audits of the Trust Department or cause suitable audits to be made by auditors responsible only to the Board of Directors, and at such time shall ascertain whether the Department has been administered according to law, Part 9 of the Regulations of the Comptroller of the Currency, and sound fiduciary principles. (Amended 8/5/97)

     Section 5.5. Fiduciary Files. There shall be maintained in the Trust Department files all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

     Section 5.6. Trust Investments. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the National Trust Company a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.

                                   ARTICLE VI

                          Stock and Stock Certificates

     Section 6.1 Transfers. Shares of stock shall be transferable on the books of the National Trust Company, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.

       Section 6.2. Stock Certificates. Certificates of stock shall bear the signature of the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the National Trust Company shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the National Trust Company properly endorsed.

                                  ARTICLE VII

                                 Corporate Seal

       The President, the Cashier, the Secretary or any Assistant Cashier or Assistant Secretary, or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

                                  ARTICLE VIII

                            Miscellaneous Provisions

       Section 8.1. Fiscal Year. The Fiscal Year of the National Trust Company shall be the calendar year.

       Section 8.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the National Trust Company by the Chairperson of the Board, or the President, or any Executive Vice President, or any Vice President, or the Secretary, or the Cashier. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the National Trust Company in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 8.2.
are supplementary to any other provision of these Bylaws.

     Section 8.3. Records. The Articles of Association, the By-laws and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, Cashier or other Officer appointed to act as Secretary of the meeting.

                                   ARTICLE IX

                                    By-laws

     Section 9.1. Inspection. A copy of the By-laws, with all amendments thereto, shall at all times be kept in a convenient place at the Main Office of the National Trust Company, and shall be open for inspection to all shareholders, during banking hours.

     Section 9.2. Amendments. The By-laws may be amended, altered or repealed, at any regular meeting of the Board of Directors, by a vote of a majority of the total number of the Directors.

                                                                       EXHIBIT 6

                             CONSENT OF THE TRUSTEE

       Pursuant to the requirements of Section 321(b) of the Trust Indenture
Act of 1939, as amended, in connection with the proposed issuance by Crescent Real Estate Equities Limited Partnership of its 6 5/8% Notes Due 2002 and its
7 1/8% Notes Due 2007, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          STATE STREET BANK AND TRUST COMPANY
                                                 OF MISSOURI N.A.


                                          By: /s/ ROBERT A. CLASQUIN
                                             --------------------------------
                                                 Robert A. Clasquin
                                                 Assistant Vice President

Dated:  December 8, 1997

                 STATE STREET BANK & TRUST COMPANY OF MISSOURI, N.A.
                      CONSOLIDATED STATEMENT OF CONDITION
                                     OCT-97

ASSETS                                             1997             1996
                                               ------------     ------------
  Cash and Due from Bank                       $    443,235     $      4,835

  Total Investment Securities                       292,500          990,000

  Total Premises and Equipment                       11,178                0

  Accrued Income Receivable                         551,213                0

  Other Assets                                      165,318           66,590

  Goodwill Net                                    8,566,996        8,755,694
                                               ------------     ------------
TOTAL ASSETS                                   $ 10,030,439     $  9,817,119
                                               ------------     ------------

LIABILITIES

  Accrued Tax and Other                             110,213           54,484

  Unearned Revenue                                  281,492                0
                                               ------------     ------------
TOTAL LIABILITIES                              $    371,704     $     54,484
                                               ------------     ------------

STOCKHOLDERS EQUITY

  Common Stock                                      500,000          500,000

  Paid in Surplus                                 9,250,000        9,250,000

  Retained Earnings                                 (91,265)          12,635
                                               ------------     ------------
TOTAL STOCKHOLDERS EQUITY                      $  9,658,735     $  9,762,635
                                               ------------     ------------
TOTAL LIABILITIES AND STOCKHOLDERS EQUITY      $ 10,030,439     $  9,817,119
                                               ============     ============